Exhibit 10.15

RIVERBED TECHNOLOGY, INC.

AMENDMENT TO RIVERBED TECHNOLOGY, INC. MANAGEMENT BONUS PLAN

This Amendment to the Riverbed Technology, Inc. Management Bonus Plan (the “Plan”) by Riverbed Technology, Inc. (the “Company”) is effective December 15, 2008.

WHEREAS, the Company originally adopted the Plan effective as of May 29, 2007 to motivate participants to achieve excellent shot and long term financial performance of the Company; and

WHEREAS, the Company desires to amend certain provisions of the Plan in order to come into documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and any final regulations and official guidance promulgated thereunder (together, “Section 409A”) so as to avoid the imposition of the additional tax imposed under Section 409A, as set forth below.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Timing of Payment. The Plan is hereby amended by replacing the existing Section 4.2 in its entirety with the following new Section 4.2 to provide as follows:

“4.2 Timing of Payment. Subject to Section 3.5, payment of each Actual Award shall be made as soon as administratively practicable, as determined in the sole discretion of the Company, but in no event later than the 15th day of the 3rd month after the end of the applicable Performance Period or Progress Period.”

2. Section 409A. The Plan is hereby amended by adding the following new Section 8.6 to provide as follows:

“8.6 Section 409A. It is intended that this Plan comply with the requirements of Section 409A of the Internal Revenue Code of 986, as amended, and the final regulations and other official guidance thereunder (“Section 409A”) so that none of the payments hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.”

3. Full Force and Effect. To the extent not expressly amended hereby, the Plan shall remain in full force and effect.

4. Successors and Assigns. This Amendment and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns, and legal representatives.

5. Governing Law. This Amendment will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

(signature page to follow)

IN WITNESS WHEREOF, the Company executed this Amendment this 15th day of December 2008, effective as of the date first set forth above.

ATTEST:	By:	/s/ Randy S. Gottfried
Randy S. Gottfried
	Title:	Chief Financial Officer